SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2005

PHOTOWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899 -
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1260 16th Avenue West

Seattle, Washington 98119

(Address of principal executive office)

(206) 281-1390

(Registrant’s telephone number including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2005, options to acquire 50,000 shares of common stock were granted to Gerald R. Barber, Vice President and Chief Technology Officer. In addition, Mark Kalow and Matt Kursh, directors of the Company, were each granted option to acquire 75,000 shares of common stock. All of these options were granted pursuant to the Company's 2005 Equity Incentive Plan. The exercise price of the options is $.62 per share. The options have a term of ten years. All options will become immediately vested upon a change in control as defined in the Equity Incentive Plan. The options vest ratably on a quarterly basis over a four year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.

By:	/s/ Werner Reisacher
Werner Reisacher
Vice President and Chief Financial Officer